Exhibit 99.1

CORPORATION
116 East Berry, Fort Wayne, IN 46802

FOR FURTHER INFORMATION:
Gary Shearer	Trois Hart
Executive Vice President, Wealth Services Group	Vice President, Marketing
260-427-7130	260-427-7053
gary.shearer@towerbank.net	trois.hart@towerbank.net

This release and other company news can be found at www.tofc.net

TOWER FINANCIAL CORPORATION ANNOUNCES ESTABLISHMENT
OF SEPARATE TRUST SUBSIDIARY

FORT WAYNE, INDIANA DECEMBER 22, 2005 - TOWER FINANCIAL CORPORATION (NASDAQ:TOFC) today announced the establishment of a separate state-chartered trust subsidiary. On December 15, 2005, the Indiana Department of Financial Institutions approved Tower’s application for a separate charter; on January 1, 2006, Tower Trust Company will become a separate and wholly-owned subsidiary of Tower Financial Corporation.

Donald F. Schenkel, Chairman and Chief Executive Officer, commented, "Under the leadership of Gary Shearer, currently Executive Vice President of Tower Bank’s private banking, trust and investment services activities, the wealth services group has become an increasingly important component of our integrated approach to serving the financial needs of our clientele. The new trust subsidiary will continue under the same leadership as before - Gary Shearer and his staff of fourteen experienced professionals -- so that client service will not be affected. We will simply be able to allocate our resources more efficiently and measure our progress more effectively, enhancing growth and profitability opportunities. We believe our clients and shareholders will benefit from this more focused approach.”

Mr. Shearer, executive of the newly-formed Tower Trust Company, added, “The formation of a separate board of directors dedicated to the support of our trust business will enhance referral activity and connect us directly with our client base. As the future unfolds, the new organizational structure will provide flexibility to pursue growth opportunities into additional attractive markets where our brand of service is valued. We are excited by the opportunities we see ahead.”

Beginning January 1, the wealth services group will be known as Tower Private Advisors; they will continue to provide the full-range of high-quality services as before, including trust, private banking, investment management, brokerage, estate and financial planning.

As of September 30, 2005, Tower Financial Corporation’s wealth services group managed 573 accounts and $456.1 million in assets. This compares with 491 accounts and $346.7 million in assets twelve months prior, an increase of 16.7 percent and 31.6 percent, respectively.

ABOUT THE COMPANY
Tower Financial Corporation is the bank holding company for Tower Bank & Trust Company, a growing community bank that opened in February 1999. The only publicly-held bank headquartered in Fort Wayne, Indiana, Tower provides a wide variety of bank and trust services to businesses and consumers located in Northeast Indiana through its five full-service banking centers in Fort Wayne and one business development office in Angola, Indiana. Tower Financial Corporation's common stock is listed on the Nasdaq National Market under the symbol "TOFC." For further information, please visit Tower's web site at www.TOFC.net.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy, and about the Corporation, the Bank and Tower Trust Company. These forward-looking statements are intended to be covered by the safe-harbor provisions of the Private Securities Reform Act of 1995.

These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Actual results and outcomes may differ materially from what may be expressed or forecasted in the forward-looking statements. Future factors that might impact results include changes in interest rates and interest-rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies, trends in customer behavior, and their ability to repay loans; changes in the national and local economy; and other factors, including risk factors, referred to from time to time in filings made by the Corporation with the Securities and Exchange Commission and available via EDGAR. These are representative of the future factors that could cause a difference between an ultimate actual outcome and a preceding forward-looking statement. The Corporation undertakes no obligation to update forward-looking statements, whether as a result of new information, future events or otherwise.

# # # #